UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form 8-A
____________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OIL STATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0476605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Allen Center, 333 Clay Street Suite 4620 Houston, Texas	77002
(Address of principal executive offices)	(ZIP code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NYSE Texas, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

EXPLANATORY NOTE
This Registration Statement on Form 8-A ("Form 8-A") is being filed by Oil States International Inc. (the "Company" or "Oil States"), with the Securities and Exchange Commission ("SEC") in connection with the dual listing of its common stock, par value $0.01 per share ("Common Stock"), with NYSE Texas, Inc. ("NYSE Texas") under the trading symbol "OIS." The Common Stock is currently listed on the New York Stock Exchange under the symbol "OIS."
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 21, 2020, to which this Form 8-A relates, is incorporated herein by reference.
We expect the listing and trading of the Common Stock on the NYSE Texas to commence on November 14, 2025 under the symbol "OIS."
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.

Date:	November 13, 2025	By:	/s/ LLOYD A. HAJDIK
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer & Treasurer